Exhibit 13.1 Certification of Chief Executive Officer and Chief Financial Officers Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Fiat S.p.A. (the “Company”), does hereby certify, to such officer’s knowledge, that:
     The annual report on Form 20-F for the fiscal year ended December 31, 2006 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the annual report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 29, 2007

/s/ Sergio Marchionne
	Name:	Sergio Marchionne
	Title:	Chief Executive Officer

Dated: June 29, 2007

/s/ Alessandro Baldi
	Name:	Alessandro Baldi
	Title:	Group Controller

Dated: June 29, 2007

/s/ Maurizio Francescatti
	Name:	Maurizio Francescatti
	Title:	Group Treasurer
     A signed original of this written statement required by Section 906 has been provided to Fiat S.p.A. and will be retained by Fiat S.p.A. and furnished to the Securities and Exchange Commission or its staff upon request